UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) June 19, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2013, the Board of Directors of Entergy Corporation (the “Board”) elected Admiral Kirkland H. Donald, U. S. Navy (retired) to the Board, effective immediately.  Admiral Donald will serve on the Board’s Nuclear Committee, its Finance Committee and its Ad Hoc Committee on Regulatory and Governmental Affairs.  In connection with the election of Admiral Donald, the number of directors comprising the Board was increased to 11.

In June 2013, Admiral Donald, 59, was named Executive Vice President and Chief Operating Officer of Systems Planning and Analysis, Inc., a national defense and homeland security company that provides engineering, analysis and program management services primarily to government agencies.  Since January 2013, Admiral Donald also has served as an Executive Advisor to Moelis Capital Partners, a New York-based private equity firm.  Admiral Donald retired from the U.S. Navy effective January 1, 2013 after a long and distinguished career including service as Director, Naval Nuclear Propulsion Program from November 2004 to November 2012.

There are no arrangements or understandings between Admiral Donald and any other person pursuant to which he was elected as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By:  /s/ Marcus V. Brown
     Marcus V. Brown
             Senior Vice President and General Counsel

Dated:  June 20, 2013